                                                                    EXHIBIT 99.3

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

    I, E.R. Brooks, hereby consent to the use of my name in Amendment No. 1 to the Registration Statement of American Electric Power Company, Inc., to be filed with the Securities and Exchange Commission as a person named therein as about to become a director of American Electric Power Company, Inc. and the filing of this consent as an exhibit to Amendment No. 1 to such Registration Statement.

                                          /S/ E.R. BROOKS
                                          --------------------------------------
                                          E.R. Brooks

April 15, 1998